UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2018, at the conclusion of the Annual Meeting of Stockholders (the “2018 Annual Meeting”) of Banc of California, Inc., a Maryland corporation (the “Company”), the previously reported resignation of Jeffrey Karish as a director of the Company and Banc of California, N.A., a wholly owned subsidiary of the Company (the “Bank”), became effective. Mr. Karish indicated that his decision to resign and not stand for re-election was based upon his assessment of the increasing demands of his business activities and employment.

As noted under Item 5.07 of this Form 8-K, at the 2018 Annual Meeting, the Company’s stockholders approved the Company’s 2018 Omnibus Stock Incentive Plan (the “2018 Omnibus Plan”). A description of the 2018 Omnibus Plan is contained in the Company’s definitive proxy statement for the 2018 Annual Meeting filed with the Securities and Exchange Commission on April 19, 2018 (the “Proxy Statement”) under the heading “Proposal III. Approval of the Banc of California, Inc. 2018 Omnibus Stock Incentive Plan” and is incorporated herein by reference, and a copy of the 2018 Omnibus Plan is attached to the Proxy Statement as Appendix A and is also incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted under Item 5.07 of this Form 8-K, at the 2018 Annual Meeting, the Company’s stockholders approved an amendment to the Company’s charter to eliminate the ability of the Company’s board of directors (the “Board”) to change the number of authorized shares of the Company’s stock without approval from the Company’s stockholders (the “Charter Amendment”).

Additional information regarding the Charter Amendment is contained in the Proxy Statement under the heading “Proposal IV. Approval of an Amendment to the Company’s Charter to Eliminate the Ability of the Board of Directors to Change the Number of Authorized Shares Without Stockholder Approval” and is incorporated herein by reference.

The Charter Amendment became effective upon the filing by the Company of articles of amendment to the Company’s charter with the Maryland Department of Assessments and Taxation (the “Maryland Department”) on June 1, 2018. A copy of the articles of amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Effective upon the filing of the articles of amendment, the Board authorized a restatement of the Company’s charter, which became effective upon the filing by the Company of articles of restatement of the Company’s charter with the Maryland Department on June 4, 2018. A copy of the articles of restatement is attached hereto as Exhibit 3.2 and is incorporated herein by reference. The articles of restatement do not amend the Company’s charter and merely restate and consolidate all of the Company’s charter documents, including the articles of amendment filed on June 1, 2018, into a single instrument.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As noted above, on May 31, 2018, the Company held its 2018 Annual Meeting. As of March 29, 2018, the voting record date for the 2018 Annual Meeting, there were 50,079,736 shares of the Company’s voting common stock outstanding. The results of the items voted on at the 2018 Annual Meeting are as follows:

Proposal I Election of the two Class III director nominees, each for a term of one year:

Nominee	Vote Type	Votes	Vote Result
Bonnie G. Hill	Vote For	41,685,743	Nominee Elected. In an uncontested election, which this election was, the Company’s directors are elected by a majority of the votes cast. Accordingly, Dr. Hill was elected.
	Vote Against	126,102
	Abstention	21,443
	Broker Non-Vote	5,795,717

W. Kirk Wycoff	Vote For	40,221,842	Nominee Elected. In an uncontested election, which this election was, the Company’s directors are elected by a majority of the votes cast. Accordingly, Mr. Wycoff was elected.
	Vote Against	1,568,019
	Abstention	43,428
	Broker Non-Vote	5,795,717

Proposal II Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018:

Vote Type	Votes	Vote Result
Vote For	47,393,961	Proposal II Approved. The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.
Vote Against	117,030
Abstention	118,015
Broker Non-Vote	0

Proposal III Approval of the Banc of California, Inc. 2018 Omnibus Stock Incentive Plan:

Vote Type	Votes	Vote Result
Vote For	33,250,855	Proposal III Approved. The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.
Vote Against	8,450,582
Abstention	131,852
Broker Non-Vote	5,795,717

Proposal IV An amendment to the Company’s charter to eliminate the ability of the Board to change the number of authorized shares of the Company’s stock without stockholder approval:

Vote Type	Votes	Vote Result
Vote For	41,406,103	Proposal IV Approved. The vote required to approve this proposal was the affirmative vote of the holders of a majority of the outstanding shares of the Company’s voting common stock entitled to vote on the proposal. Accordingly, this proposal was approved.
Vote Against	354,163
Abstention	73,023
Broker Non-Vote	5,795,717

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment to the Company’s Charter

3.2	Second Articles of Restatement of the Company’s Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

June 5, 2018	/s/ Angelee J. Harris
Angelee J. Harris
General Counsel

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